UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2026

Genesco Inc.

(Exact name of Registrant as Specified in Its Charter)

Tennessee	1-3083	62-0211340
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

535 Marriott Drive
Nashville, Tennessee		37214
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 615 367-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	GCO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On January 16, 2026, Genesco Inc., a Tennessee corporation (the “Company”), entered into a Fourth Amendment to Fourth Amended and Restated Credit Agreement (the “Fourth Amendment”) by and among the Company, certain subsidiaries of the Company party thereto (collectively with the Company, the “Borrowers”), the lenders party thereto (the “Lenders”), and Bank of America, N.A., as agent, amending the Fourth Amended and Restated Credit Agreement, dated as of January 31, 2018 (the “Credit Agreement”), by and among the Borrowers, the Lenders party thereto and Bank of America, N.A., as Agent. The Fourth Amendment modifies the Credit Agreement to, among other things, extend the maturity date to January 16, 2031.

There were no changes made to the calculations of the borrowing base for the revolving credit facility for domestic borrowings, the borrowing base for the revolving credit facility for Canadian borrowings or the collateral securing the payment and performance of the obligations under the Credit Agreement.

The Company is not required to comply with any financial covenants unless Excess Availability is less than the greater of $22.5 million or 10% of the loan cap. If and during such time as Excess Availability is less than the greater of $22.5 million or 10% of the loan cap, the Credit Agreement requires the Company to meet a minimum fixed charge coverage ratio of (a) an amount equal to consolidated EBITDA less capital expenditures and taxes paid in cash, in each case for such period, to (b) fixed charges for such period, of not less than 1.0:1.0. The term “Excess Availability” means, as of any given date, the excess (if any) of the loan cap over the outstanding credit extensions under the Credit Agreement.

The Fourth Amendment (i) makes conforming changes to replace the Canadian Dollar Offered Rate with the Canadian Overnight Repo Rate Average (“Term CORRA”) with respect to Canadian borrowings, and (ii) removes the credit spread adjustment and thereby reduces the Term SOFR (as defined in the Credit Agreement) interest rate with respect to domestic borrowings. The Fourth Amendment also adjusts the pricing grid for the Applicable Margin (as defined in the Credit Agreement) on the Company’s revolving credit facility by adding a new level III, with margins continuing to be based on average daily Excess Availability. The Applicable Margin for Term SOFR, Term CORRA and alternative currency loans ranges from 1.25% to 1.75%, while the Applicable Margin for domestic prime rate, U.S. index rate and Canadian prime rate loans ranges from 0.25% to 0.75%.

The foregoing description of the Fourth Amendment does not purport to be complete and is qualified in its entirety by reference to the Fourth Amendment which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description
10.1	Fourth Amendment to Fourth Amended and Restated Credit Agreement, dated January 16, 2026
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesco Inc.

Date:	January 21, 2026	By:	/s/ Scott E. Becker
Scott E. Becker Senior Vice President, Corporate Secretary and General Counsel